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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 pr 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (date of earliest event reported)              January 4, 2002


                        INTERUNION FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                      0-28638                87-0520294
 ------------------------------     -----------------      ---------------------
 (State or other jurisdiction        (Commission File        (I.R.S. Employer
 incorporation or organization)           Number)           Identification No.)


       1232 N. OCEAN WAY PALM BEACH, FL                             33480
  ----------------------------------------                      -------------
  (Address of principal executive offices)                        (Zip Code)


               (561) 845-2849                          (561) 844-0517
  ----------------------------------------       ----------------------------
         (Issuer's telephone number)             (Issuer's telecopier number)


ITEM 2 - DISPOSITION OF ASSETS

On December 20, 2001, InterUnion Financial Corporation ("InterUnion" or the "Company"), sold its 42.8% owned subsidiary and main asset, InterUnion Asset Management Limited ("IUAM"), to AMIC Canada Limited ("AMIC"), a wholly owned subsidiary of Asset Management Investment Company, PLC, a corporation registered in England and Wales.

IUAM, based in Toronto, Canada, manages approximately C$1.5 billion for institutions and individuals. The Company had previously sold the controlling interest of IUAM to Working Ventures Fund of Canada ("Working Ventures") for C$10 million in March 1999.

AMIC paid C$10,550,000 in cash to the shareholders of IUAM: the Company and Working Ventures, and assumed the C$3,500,000 Convertible Preferred Debenture owed by IUAM to one of its investee companies. The Company received 75% of the pro-rata proceeds on December 20, 2001 and will receive the 25% remainder, which is held in escrow, pending the issuance of a certificate under Section 116 of the Income Tax Act (Canada).

The shareholders of IUAM agreed to pay a C$300,000 commission to IUAM's President, Chief Executive Officer and Director, Selwyn Kletz, and to its Chief Financial Officer, Russell Lindsay.

The nominees of the Company on the Board of Directors of IUAM resigned on closing.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


INTERUNION FINANCIAL CORPORATION


Date:         January 4, 2002                By: /s/ Georges Benarroch
         ---------------------------             -------------------------------
                                                 Georges Benarroch, Director

Date:         January 4, 2002                By: /s/ Muriel Woodtli
         ---------------------------             -------------------------------
                                                 Muriel Woodtli, Director